Exhibit 77Q1: B

BANCROFT CONVERTIBLE FUND, INC.
ELLSWORTH CONVERTIBLE GROWTH AND INCOME FUND, INC.
(THE "FUNDS")
AMENDED AND RESTATED
AUDIT COMMITTEES CHARTER
(Effective October 14, 2002)
1.	Each member of the Audit Committees shall meet the audit
committee composition requirements for serving on audit
committees, and any related requirements regarding the
financial sophistication or financial expertise of audit
committee members, as set forth from time to time in the AMEX listing standards and in any applicable rules promulgated by the Securities and Exchange Commission (the "SEC").
2.	Each member of the Audit Committees shall be free of any
relationship that, in the opinion of the Boards of Directors of the Funds, would interfere with his or her individual
exercise of independent judgment.  Each member of the Audit
Committees also shall meet the director independence
requirements for serving on audit committees as set forth from time to time in the AMEX listing standards and in any
applicable rules promulgated by the SEC and shall be
"independent" from the Funds, as defined in Section 10A of the Securities Exchange Act of 1934, as amended (the "Exchange
Act") (members that meet such requirements are referred to
herein as the "independent directors").  In addition, no
member shall be an "interested person" of the Funds, as
defined in the Investment Company Act of 1940, as amended (the
"1940 Act").
3.	The purposes of the Audit Committees are:
(a)	in their capacity as committees of the Boards of
Directors, to be directly responsible for the
appointment, compensation and oversight of any
independent auditors employed by the Funds (including
resolution of disagreements between management and the
auditor regarding financial reporting) for the purpose
of preparing or issuing an audit report or related work;
(b)	to oversee the Funds' accounting and financial reporting
policies and practices, its internal controls and, as
appropriate, the internal controls of certain service
providers;
(c)	to oversee the quality and objectivity of the Funds'
financial statements and the independent audit thereof;
and
(d)	to the extent required by Section 10A of the Exchange
Act, to preapprove all permissible non-audit services
that are provided to the Funds by their independent
auditors.
The function of the Audit Committees is oversight; it is
management's responsibility to maintain appropriate systems
for accounting and internal control, and the independent
auditors' responsibility to plan and carry out a proper audit.
The independent auditors are ultimately accountable to the
Audit Committees.
4.	To carry out their purposes, the Audit Committees shall have the following duties and powers:
(a)	to appoint, compensate, oversee and, where appropriate,
terminate the Funds' independent auditors and, in
connection therewith, to evaluate the independence of
such auditors, including whether such auditors provide
any consulting services to the Funds' investment
adviser, and to receive from such auditors a formal
written statement delineating all relationships between
such auditors and the Funds;
(b)	to meet with the Funds' independent auditors, including
private meetings, as necessary (i) to review the
arrangements for and scope of the annual audit and any
special audits and any audit plans prepared by the
independent auditors for the Funds; (ii) to discuss any
matters of concern relating to the Funds' financial
statements, including any adjustments to such statements
recommended by the independent auditors, or other
results of said audit(s); (iii) to consider the
independent auditors' comments with respect to the
Funds' financial policies, procedures and internal
accounting controls and management's responses thereto;
and (iv) to review the form of opinion the independent
auditors propose to render to the Boards of Directors
and shareholders;
(c)	to receive and review the written disclosures and the
letter from the independent auditors regarding their
independence, to discuss with such auditors their
independence, and to consider whether the provision by
such auditors of non-audit services to (i) the Funds,
(ii) their advisor or (iii) any person that controls, is
controlled by or is under common control with such
advisor that provides services to the Funds, is
compatible with maintaining such auditors' independence;
(d)	to review and discuss audited financial statements
contained in annual and other periodic reports to
shareholders with management and the independent
auditors to determine that such auditors are satisfied
with the disclosure and content of the annual financial
statements and the quality of the Funds' accounting
principles as applied in their financial reporting, and
also to discuss with management and the independent
auditors the clarity, consistency and completeness of
accounting policies and disclosures;
(e)	based upon a review of the items discussed in (c) and
(d) above, to recommend to the Boards of Directors that
the Funds' audited financial statements be included in
the Funds' annual reports to shareholders;
(f)	to consider the effect upon the Funds of any changes in
accounting principles or practices proposed by
management or the independent auditors and to review
information received from management and such auditors
regarding regulatory changes and new accounting
pronouncements that affect net asset value calculations
and financial statement reporting requirements;
(g)	to the extent that certifications by officers of the
Funds (the "signing officers") as to the Funds'
financial statements or other financial information are
required by applicable law to be included with or in the
Funds' periodic reports filed with the SEC, to receive
from such officers notifications if such certifications
are not included for any reason;
(h)	to meet as necessary with counsel to the Funds, counsel
to the directors of the Funds who are not "interested
persons," as defined in the 1940 Act, of the Funds
("disinterested directors") and, if applicable,
independent counsel or other advisers to the Audit
Committees and to review information provided by all
such persons on legal issues having the possibility of
impacting the financial reporting process, including
items of industry-wide importance and internal issues
such as litigation;
(i)	to the extent required by Section 10A of the Exchange
Act, to preapprove all permissible non-audit services
that are provided to the Funds by their independent
auditors; provided, however, that such preapproval may
be delegated to one or more members of the Audit
Committees who are both independent directors and
disinterested directors so long as any such member's
decision to preapprove is presented to the full Audit
Committees at their next scheduled meeting;
(j)	to review and approve the fees charged by the
independent auditors for audit and permissible non-audit
services;
(k)	to investigate improprieties or suspected improprieties
in fund operations, including but not limited to
receiving and reviewing disclosures by the Funds'
signing officers to the Audit Committees of (i) all
significant deficiencies in the design or operation of
internal controls which could adversely affect the
Funds' ability to record, process, summarize, and report
financial data and (ii) any fraud, whether or not
material, that involves management or other employees
who have a significant role in the Funds' internal
controls;
(l)	to establish procedures for (i) the receipt, retention
and treatment of complaints received by the Funds
regarding accounting, internal accounting controls or
auditing matters and (ii) the confidential, anonymous
submission by employees of the Funds (or the Funds'
investment adviser) of concerns regarding questionable
accounting or auditing matters;
(m)	to receive and review information provided by management
and the independent auditors regarding the Funds'
accounting system and controls, including but not
limited to receiving from the Funds' independent
auditors information concerning (i) all critical
accounting policies and practices to be used, (ii) all
alternative treatments of financial information within
generally accepted accounting principles that have been
discussed with management officials of the Funds,
ramifications of the use of such alternative disclosures
and treatments, and the treatment preferred by such
independent auditors, and (iii) other material written
communications between such independent auditors and the
management of the Funds such as the management letter or
schedule of unadjusted differences; and
(n)	to report their activities to the full Boards of
Directors on a regular basis and to make such
recommendations and/or decisions with respect to the
above and other matters as the Audit Committees may deem
necessary or appropriate.
5.	The Audit Committees shall appoint the Funds' independent
auditors at an in-person meeting.  If, at any time, the
approval by the Audit Committees of the Funds' independent
auditors constitutes an approval of such auditors by less than a majority of the disinterested directors, such approval shall be ratified by a majority of the Funds' disinterested
directors at the next regularly scheduled in-person meeting of the Boards of Directors.
6.	The Audit Committees shall meet on a regular basis and are
empowered to hold special meetings as circumstances require.
The Audit Committees may meet either on their own or in
conjunction with meetings of the full Boards of Directors.
Meetings of the Audit Committees may be held in person or by conference telephone. Where appropriate, the Audit Committees may take action by unanimous written consent in lieu of a
meeting.
7.	The Audit Committees shall regularly meet with the Treasurer of the Funds.
8.	The Audit Committees shall have the resources and authority
appropriate to carry out their duties, including the authority to engage independent counsel and other advisers, experts or consultants as they deem necessary to carry out their duties, all at the expense of the appropriate Fund(s).
9.	The Funds shall provide for appropriate funding, as determined by the Audit Committees, in their capacity as committees of
the Boards of Directors, for payment of compensation (i) to
the independent auditors employed by the Funds for the purpose of rendering or issuing an audit report and (ii) to any
independent counsel or other advisers employed by the Audit
Committees.
10.	The Audit Committees shall review this Charter at least
annually and recommend any changes to the full Boards of
Directors. This Charter may be amended only by the Boards of Directors, with the approval of a majority of the disinterested directors.
11.	Each Fund shall maintain and preserve in an easily accessible place a copy of this Charter and any modification to this Charter.